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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            -------------------------


                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): September 1, 1999


                           SANTA FE GAMING CORPORATION
               (Exact Name of Registrant as Specified in Charter)


         NEVADA                        1-9481                   88-0304348
(State or Other Jurisdiction   (Commission File Number)       (IRS Employer
   of Incorporation)                                        Identification No.)


         4949 NORTH RANCHO DRIVE
             LAS VEGAS, NEVADA                                      89130
(Address of Principal Executive Offices)                          (Zip Code)


  Registrant's telephone number, including area code:           (702) 658-4300


                                      NONE
          (Former Name or Former Address, if Changed Since Last Report)



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ITEM 5.  OTHER EVENTS.

         On September 1, 1999, Santa Fe Gaming Corporation, a Nevada corporation (the "Company"), issued a press release announcing the approval of the Joint Disclosure Statement filed by its subsidiaries, Pioneer Finance Corp. ("PFC") and Pioneer Hotel Inc. ("PHI") in the United States Bankruptcy Court (the "Bankruptcy Court") Chapter 11 proceedings involving PFC and PHI and the dismissal of the involuntary bankruptcy petition filed with respect to the Company.

         A copy of the press release dated September 1, 1999 issued by the Company is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

         In May 1999, PFC was advised that a holder of its $13.5 million First Mortgage Notes due 1998 (the "13.5% Notes") that provided a consent in PFC's Exchange Offer/Consent Solicitation in November 1998 attempted to transfer or did transfer an interest in approximately $3.0 million principal amount of 13.5% Notes to Hudson Bay Investors LLC ("HBI"), an affiliate of Hudson Bay Partners, LLC, without complying with the restriction on transfer to which such 13.5% Notes are subject. In July 1999, PFC commenced an adversary action in the Bankruptcy Court seeking injunctive relief preventing the transfer without strict compliance with the terms of the restriction on transfer. HBI has filed a counterclain against PFC in the Bankruptcy Court which seeks, among other items, to prevent PFC and the Trustee from interfering with the effectuation of the transfer of the 13.5% Notes to HBI. The Company has replied to the counterclaim. The parties have yet to begin discovery proceedings in this action.

ITEM 7.  EXHIBITS.

         The following exhibit is filed with this Current Report on Form 8-K.

     EXHIBIT NO.                    DESCRIPTION

     99.1                  Press Release of Santa Fe Gaming Corporation dated
                           September 1, 1999.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     SANTA FE GAMING CORPORATION



Date:  September 7, 1999                    By:  /s/ THOMAS K. LAND
                                                 ---------------------------
                                                 Thomas K. Land
                                                 Senior Vice President and
                                                 Chief Financial Officer


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